As filed with the Securities and Exchange Commission on July 18, 2008
Registration No. __________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENTERTAINMENT ART, INC.
 (Exact name of Registrant as specified in its charter)

Nevada	2300	26-0370478
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

c/o Joseph Koegel
Entertainment Art, Inc.
300 Hempstead Avenue
Suite# 103
West Hempstead, New York 11552
Telephone: 516-333-8034
(Address and telephone number of Registrant's principal executive offices)

c/o Mr. Joseph Koegel
Entertainment Art, Inc.
300 Hempstead Avenue
West Hempstead, New York 11552
 (Address of principal place of business or intended principal place of business)

EastBiz.com, Inc.
5348 Vegas Drive
Las Vegas, NV 89108
Tel: 702-871-8678
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

David Lubin & Associates, PLLC 26 East Hawthorne Avenue Valley Stream, NY 11580 Telephone: (516) 887-8200 Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	□	Accelerated filer	□

Non-accelerated filer	□	Smaller reporting company	x

Calculation of Registration Fee
Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 per share(1)	610,000	$0.20(2)	$122,000	$4.80
Total	610,000	$0.20(2)	$122,000	$4.80

(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to the selling security holders in private placement transactions. The selling shareholders may sell shares of our common stock at a fixed price of $.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.20 has been determined as the selling price based upon the original purchase price paid by the selling security holders of $.10 plus an increase based on the fact the shares will be liquid and registered. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2008

Entertainment Art, Inc.

610,000 Shares of Common Stock, par value $0.001

This prospectus relates to the resale of 610,000 shares of common stock, par value $0.001, of Entertainment Art, Inc., which are issued and outstanding and held by persons who are stockholders of Entertainment Art, Inc.

Our common stock is presently not traded on any market or securities exchange. The 610,000 shares of our common stock can be sold by selling security holders at a fixed price of $.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.20 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $.10 plus an increase based on the fact the shares will be liquid and registered. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____, 2008

ii

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our” or “us” refer to Entertainment Art, Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

Entertainment Art, Inc. was incorporated under the laws of the State of Nevada on June 15, 2007.  We are a development stage company, formed to design, produce and sell a line of fashionable zip bags. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities.  We currently have no employees other than our officers, who are also our directors.  We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity.

Our offices are currently located at Entertainment Art, Inc. c/o Mr. Joseph Koegel, 300 Hempstead Avenue, West Hempstead, New York 11552, Telephone: (516) 333-8034. We do not have an internet website.

The Offering

Securities offered:	610,000 shares of common stock

Offering price :
The selling security holders purchased their shares of common stock from the Company at the price of $0.10 per share and will be offering their shares of common stock at a price of $0.20 per share, which includes an increase based on the fact the shares will be liquid and registered. This is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	1,810,000 shares of common stock.

Shares outstanding after offering:	1,810,000 shares of common stock.

Our executive officers and directors currently own 66.3% of our outstanding common stock.  As a result, our executive officers and directors have substantial control over all matters submitted to our stockholders for approval.

Market for the common shares:
There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to eligible for trading on the Over The Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

Summary Financial Information

Entertainment Art, Inc. For the Period June 15, 2007 (Inception) to March 31, 2008 (unaudited)
Statement of Operations Data
Operating expenses	$39,375
Net operating loss	(39,375)

Net loss	$(39,375)

Net loss per common share:
Basic and diluted	$(0.03)

Weighted average number of
Common shares outstanding:
Basic and diluted	1,520,830

Balance Sheet Data

Working capital	$19,725
Total assets	$37,725
Total liabilities	11,000
Stockholders’ Equity	$26,725

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

We are a development stage company with no operating history and may never be able to effectuate our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. Our Company was established on June 15, 2007.  Although we have begun initial investigations into designing and producing a fashionable line of zipper bags, which we hope to market and sell, we may not be able to successfully effectuate our business plan or we may not be able to market our products in the future in a manner that will generate significant revenues. In addition, any revenues that we may generate may be insufficient for us to become profitable.

In particular, potential investors should be aware that we have not proven that we can:

·	raise sufficient capital in the public and/or private markets;

·	have access to a line of credit in the institutional lending marketplace for the expansion of our business;

·	respond effectively to competitive pressures; or

·	recruit and build a management team to accomplish our business plan.

Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and our Company is a highly speculative venture involving significant financial risk.

We expect losses in the future because we have no revenue to offset losses.

As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

We are a development stage Company and have not commenced our planned principal operations.  The Company has no revenues and incurred a net loss of $39,375 during the period June 15, 2007 (inception) to March 31, 2008.  Furthermore, we anticipate generating losses for the next 12 months.  These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period June 15, 2007 (inception) to March 31, 2008.  Our ability to continue as a going concern is dependent upon our ability to raise additional funds, either in the form of debt or equity or some combination thereof and/or achieve sufficient profitable operations. There is no assurance that the Company will be able to raise such funds or achieve such profitable operations.

We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in developing and marketing of our products and thereafter making them available for sale. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations, irrespective of competition.

As a development stage company, we may experience substantial cost overruns in designing, producing and marketing the Entertainment Art brand of fashionable zipper bags and we may not have sufficient capital to successfully complete the production and marketing of our products.

The commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product and whether or not third parties promote the products through prominent marketing channels and / or other methods of promotion. We may experience substantial cost overruns in designing and producing and marketing the Entertainment Art brand of fashionable zipper bags, and may not have sufficient capital to successfully complete our project. We may not be able to develop or market our products because of industry conditions, general economic conditions, and/or competition from potential manufacturers and distributors.

Our continued operations depend on current fashion trends.  If the public doesn't find our products and designs suitable for purchase and we cannot establish a customer base,  we may not be able to generate any revenues, which would result in a failure of our business and a loss of any investment you make in our shares.

The novelty and the design of our brand of zipper bags are important to our success and competitive position. Our inability to develop and offer unique and fashionable products that are appealing to our customers could harm our business.  We cannot be certain that our zip bags will be appealing to or purchased by the public. Should the demand not materialize for our products fashionable zip bags, our sales could be limited and we may never realize any revenues. In addition, there are no assurances that our future designs will be successful and any unsuccessful designs could adversely affect our business and any possible revenues.

Customers, dealers and distributors may not purchase our products.

Customers, dealers and distributors may not accept and use our products or may prefer the products of a competitor to our own line. Acceptance and use of our future products will depend upon a number of factors including:

·	pricing relative to competing products;

·	nature and extent of market appeal;

·	innovativeness of the product in relation to comparable products;

·	effectiveness of marketing and distribution efforts by us and our dealers and distributors, if any; and

·	ability to easily and timely fill and deliver orders to customers and eventually to dealers and distributors

There can be no assurance that we will gain market acceptance of our products. If and when we release our products on the market, tif they fail to achieve market acceptance, our business, operating results and financial condition would be adversely affected.

We will be dependent on overseas third-party manufacturers, over whom we have little or no control, to manufacture our products.

The Entertainment Art brand of zipper bags may be manufactured in China by a company that is not affiliated with us. As of the date of the registration statement containing this prospectus, we have not retained a manufacturer to produce our zipper bags. We do not have any manufacturing facilities, and we do not envision creating any such facility, domestic or foreign, under our present business plan. As a consequence we will rely on our relationship with any manufacturer we engage to properly manufacture and timely deliver our products. We may not be able to quickly replace our manufacturing capacity if we were unable to use our manufacturing facility as a result of a fire, natural disaster, equipment failure, labor dispute, commercial disagreement or other difficulty. Our dependence upon third parties for the manufacture of our zip bags may adversely affect our profit margins and our ability to develop and deliver our proposed products on a timely and competitive basis.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market our products, we may not be able to generate product revenue.

We currently do not have any employees other than our three officers, who are also our directors. Once our products are manufactured we will require sufficient staff or organization for the sales, marketing and distribution of our products. In order to market any products, we must build our sales, marketing and managerial capabilities or make arrangements with third parties to perform these services. In addition, we have no experience in creating infomercials and developing, training or managing a sales force and will incur substantial additional expenses in doing so. The cost of establishing and maintaining a sales force may exceed its cost effectiveness. Furthermore, we will compete with companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete successfully against these companies. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate product revenue and may not become profitable.

We hope  to enter into relationships with credit card processors to process our orders. These relationships may be adversely affected by the results of our customer’s actions or our order acceptance procedures and may subject us to penalties or cancellation of the relationship.

Our sales operation will be dependent on having adequate credit card activity processing capacity with the major credit card companies and a credit card processor. A third party credit card processor typically regulates daily credit card sales order volume by merchants like us and sets limits as to the maximum sales volume it will process. In addition, credit card companies, such as Visa and MasterCard, and credit card processors typically maintain a record of the level of customer requests to have charges for our products reversed (chargebacks). The credit card companies and processors may fine us for “high chargeback levels”, modify our sales volume limit, make a demand for additional reserves or even discontinue doing business with us. Sales and marketing businesses involving consumer products are known for relatively high chargeback levels. Should we experience periods of higher than accepted levels of chargeback activity, we could incur fines and disruptions in credit card processing of customer orders. We will endeavor to maintain reasonable business practices and customer satisfaction, which in part, should contribute to lower levels of chargeback activity. Nevertheless, excess chargeback activity could result in our being unable to have customers pay us using credit cards.

If we lose the services of key members of our management team, we may not be able to execute our business strategy effectively.

Our future success depends in a large part upon the continued service of key members of our management team. In particular, Joseph Koegel, our president and Ian Beiss, our treasurer, are critical to our overall management as well as our strategic direction. We do not maintain any key-person life insurance policies. The loss of any of our management or key personnel could materially harm our business.

Since our officers can work or consult for other companies, their activities could slow down our operations.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations which could slow down our operations and may reduce our financial success. It is expected that each of our directors will devote between 5 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

If we are unable to obtain additional funding, our business operations will be harmed.  Even if we do obtain additional financing then our existing shareholders may suffer substantial dilution.

We will require additional funds to implement our business plan. We anticipate that we will require a minimum of $150,000 to fund our planned activities for the next twelve months. We hope to raise this capital through the sale of our securities in a private placement.  The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations.  If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the Company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

We may be subject to product liability claims. Our ability to obtain product liability coverage may be limited due to lack of funds or the cost of the coverage sought.

The distribution and sale of our products may expose us to the risk of significant losses resulting from product liability claims. Although we will obtain and intend to maintain product liability insurance to offset some of this risk, we may be unable to secure sufficient amounts of such insurance or it may not cover certain potential claims against us. In addition, some of our potential dealers and distributors may impose product liability insurance requirements of their own that we may not be able to fulfill. In such event, we may not be able to secure or maintain them as a marketing source for our products.

We may not be able to afford to obtain insurance due to rising costs in insurance premiums in recent years. If we are able to secure insurance coverage, we may be faced with a successful claim against us in excess of our product liability coverage that could result in a material adverse impact on our business. If insurance coverage is too expensive or is unavailable to us, we may be forced to self-insure against product-related claims. With insufficient insurance coverage, a successful claim against us and any defense costs incurred in defending against such claims may have a material adverse impact on our operations.

Our executive officers own a majority of the outstanding shares of our common stock, and other stockholders may not be able to influence control of the company or decision making by management of the company.

Our executive Officers presently own, in the aggregate, 66.3% of our outstanding common stock.  As a result, our executive officers have substantial control over all matters submitted to our stockholders for approval including the following matters: election of our board of directors; removal of any of our directors; amendment of our Articles of Incorporation or bylaws; and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.  Other stockholders may find the corporate decisions influenced by our executive officers are inconsistent with the interests of other stockholders.  In addition, other stockholders may not be able to change the directors and officers, and are accordingly subject to the risk that management cannot manage the affairs of the company in accordance with such stockholders’ wishes.

The United States Patent and Trademark Office has registered a patent in the name of a third party in connection with a line of zipper bags and we could become involved in future litigation proceedings that could become costly, result in the diversion of management’s time and attention and adversely affect our business.

The United States Patent and Trademark Office has registered a patent in the name of a third party in connection with a line of zipper bags. It is may not be economically practicable or possible to determine in advance whether future products infringe the patent rights of such third party. As a result, from time to time, we may be forced to respond to intellectual property infringement claims. These claims, regardless of merit, could consume valuable management time, which could result in costly litigation and cause product shipment delays, all of which could materially adversely affect us. In settling these claims, we may be required to enter into royalty or licensing agreements with the third party claiming infringement. These royalty or licensing agreements, if available, may not have terms acceptable to us. Any potential intellectual property litigation could force us to pay damages or obtain a license from the owner of the infringed patent to manufacture and sell the product, which license may not be available on reasonable terms.  If we were forced to take any of these actions, our business or results of operations could be adversely affected.

RISK FACTORS RELATING TO OUR COMMON STOCK

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $.001 per share, of which 1,810,000 shares are currently issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

There has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. Additionally, no public trading can occur until we file and have declared effective a Registration Statement with the US Securities and Exchange Commission (“SEC”). We have not determined whether or when we will file a Registration Statement. There can be no assurances as to whether, subsequent to registration with the SEC:

•	any market for our shares will develop;

•	the prices at which our common stock will trade; or

•
the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. On November 15, 2007, the Securities and Exchange Commission adopted changes to Rule 144, which, would shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons.   The changes became effective in February 2008. Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the Over the Counter Bulletin Board  ("OTCBB") (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if the Company has filed its required reports..  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 10,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because all our directors are non-independent, we do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 610,000 shares of our common stock.  Such shares were offered and sold by us at a purchase price of $0.10 per share to the selling security holders in private placements conducted in November 2007 through March 2008 pursuant to the exemptions from registration under the Securities Act provided by Regulations D and S of the Securities Act. As of July 14, 2008, the Company sold only 610,000 shares in the private placement and raised $61,000 in gross proceeds.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.20 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.20 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $.10 plus an increase based on the fact the shares will be liquid and registered.

Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of July 14, 2008, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this  prospectus and the number of shares which each would own  beneficially  if all  such  offered  shares  are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling security holders at a purchase price of $0.10 per share in a private placement held from November 2007 through March 2008, pursuant to the exemption from the registration under the Securities Act provided by Regulations D and S of the Securities Act.  None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 1,810,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Security (1)	Common Shares owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering(1)
			# of Shares	% of Class

Adam Cohen	10,000	10,000	0	*
Alan J. Greene	50,000	50,000	0	*
Berl Y. Eckstein	50,000	50,000	0	*
Brian Linder	5,000	5,000	0	*
Daniel Plaut	5,000	5,000	0	*
David S. Frankel	100,000	100,000	0	*
Debra Lyman	20,000	20,000	0	*
Edward Miller	5,000	5,000	0	*
Gary N. Goldsmith	25,000	25,000	0	*
George Hamada	5,000	5,000	0	*
Helaine & Joshua Linder	20,000	20,000	0	*
Henry & Debra Ginsberg	5,000	5,000	0	*
Hildy K. Eliach	12,500	12,500	0	*
Jeff Mansbach	5,000	5,000	0	*
Joel Plaut	5,000	5,000	0	*
Jonathan Herman	5,000	5,000	0	*
Joshua Koegel	5,000	5,000	0	*
Marc Craig Soskel	50,000	50,000	0	*
Marc Smuevitz	5,000	5,000	0	*
Marilyn Hamada	5,000	5,000	0	*
Mildred Goldsmith	15,000	15,000	0	*
Neal N. Rosenblum	50,000	50,000	0	*
Owen & Betty L. Rumelt	15,000	15,000	0	*
Rochel Sturm	10,000	10,000	0	*
Seth Rosenblatt	5,000	5,000	0	*
Sheldon Ehrenreich	50,000	50,000	0	*
Simeon & Beth Chiger	10,000	10,000	0	*
Toby Goldsmith	5,000	5,000	0	*
Tova S. Plaut	5,000	5,000	0	*
Virginia Guttman	25,000	25,000	0	*
Yosef Muskin	5,000	5,000	0	*
Yotav Eliach	12,500	12,500	0	*
Deborah Beiss Shashua	5,000	5,000	0	*
Janice Pauline Chaim	5,000	5,000	0	*

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1)   Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 1,810,000 shares of common stock issued and outstanding as of July 14, 2008.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.   The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.20 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.20 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $.10 plus an increase based on the fact the shares will be liquid and registered.

 Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling security holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.001, of which 1,810,000 shares are issued and outstanding as of July 14, 2008.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.  There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001, none of which is issued and outstanding.  Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 10,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

We were incorporated under the laws of the State of Nevada on June 15, 2007.  We are a development stage company, formed to design, produce and sell a fashionable line of zipper bags.  From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, capital formation activities and initial investigations into the design and production of our intended products.  We currently have no employees other than our officers, who are also our directors.

The address of our principal executive office is c/o Mr. Joseph Koegel, Entertainment Art, Inc. 300 Hempstead Avenue, West Hempstead, NY 11552. Our telephone number is (516) -333- 8034.  We do not have a functioning website at this time.

Principal Products and Markets

Our principal products will be the Entertainment Art brand of fashionable Zipper bags in an array of styles, size and color combinations. Our products will include travel totes, handbags, toiletry pouches and related accessories such as wallets, purses and cell phone cases.  Each bag will be made with one high quality nylon zipper, and the bag will take shape when the zipper is pulled from one end to the next.  Each item can be zipped up within seconds, so our travel totes will make the perfect travel companion for the individual who is seeking to travel with an additional bag, which takes up very little space.

Entertainment Art line of zipper bags will be designed based on both classic styles and current trends.  We intend to established these trends and styles based on research we have performed by watching the cable television Fashion Channel, which covers the latest fashion tends and designs from around the world that are appearing in retail stores for sale to the public. In addition, we have researched several fashion magazines, such as Vogue, which illustrates upcoming fashion trends, colors and patterns. We intend to design them so they will be stylish and elegant, yet versatile enough to be functional for the fashion conscious teen and young female adult.

Our bags will be designed based on four main concepts:  colors and patterns, quality of materials and construction, functionality and ease of use, and finally, comfort. Our bags will be designed using the latest colors and patterns for the current and upcoming seasons, in an effort to make them attractive and appealing to teens and young women seeking to be fashionable and stylish in their accessorizing.   We intend to use material and durable nylon for zipper, so our proposed bags will withstand wear and tear and endure the added weight of the consumer everyday items.

We plan to update our product offerings twice a year while retaining our top selling models as well. We intend to update our product line based on the fall/winter and spring/summer fashion seasons to keep up with the latest trends and styles in fashion.

Production

We plan to outsource all of our manufacturing to a third party. Once we have completed a few designs, we intend to invite a few manufacturers to bid for the production of our bags. We have been in preliminary discussions with a few manufacturers regarding the production, whereby they would purchase the material, sew and finish our products to our design and other specifications. This will enable us to manufacture our bags without requiring a large amount of working capital. We will inspect the finished goods prior to shipping them as part of our quality control program.  We will enter into a written agreement with the manufacturer whose bid is the lowest and who will provide us with the best quality products.  We plan to continue to outsource all of our production indefinitely.

Marketing and Distribution

We initially plan to market and distribute our proposed Entertainment Art brand zipper bags in the United States. Once we have our initial sample line of products developed, we intend to have our President and our Treasurer, directly contact and market our proposed products to trend-conscious stores, large retail chains, medium and small regional retail operations and airport shops.  Another primary target market will be internet sales, direct mail, mail order and syndication.

Our chief executive officer will oversee our business operations and establish an advertising campaign in local magazines. In addition, we will attempt to have newspaper articles written about our products once we are in production and have samples to photograph and promote.

We intend to promote our website after its creation through local print advertising, as well as through regional internet marketing; however, we have not yet contracted any internet marketing firms at this time to implement any such campaign. We intend to design our proposed initial products and have them tested for comfort and practicality and, if necessary, redesigned.  The initial product line will have several of each style for use in our marketing efforts.

Growth Strategy

We hope to penetrate the market rapidly. Key elements of our growth strategy for the next 12 months will focus on the most efficient methods to build our customer base and generate sales. We intend to implement our growth strategy through the following methods:

o	tailor our marketing, advertising and promotions to attract customers;

o	attend tradeshows in order to create awareness of our company and products;

o	hire an independent web developer to build our website which will act as an informational tool for potential customers demonstrating all the sizes, shapes and colors of our products;

o	link to fashion industry focused websites;

o	enter into relationships with other website providers to increase access to Internet business consumers; and

o
develop relationships with clients by providing high quality customer service which will include low prices, efficient and timely product fulfillment using state of the art automated supply management system, and providing excellent communication channels between our company and our customers.

As the fashion industry rapidly changes and expands, we will prepare to introduce various designs sizes and colors to keep pace with trends and styles that are appealing to teens and young adults. Once we start to become better known and our brand name becomes recognizable, we hope to be able to expand our sales internationally by entering into sales agency or distribution agreements with independent agents, each of whom would be granted the exclusive right to market and sell the Entertainment Art brand of zipper bags in a specific territory.

Competition

The fashion industry is intensely competitive and fragmented.  We will compete against other small companies like ours, as well as large companies that have a similar business and large marketing companies, importers and distributors that sell products similar to or competitive with our  proposed product line.  Examples of companies with whom we will compete include Bam Bags, Worldwide Enterprises and Just Zip It.   We believe Just Zip It will be our main competitor, as they are the only company we have found that exclusively makes zipper bags for the fashion conscious teen and young adult female that demands style, as well as functionality.  Unlike our company, they have a foothold into this market niche.  We believe the competition in the industry in which we intend to do business will be based primarily on style as well as with price. We feel that our target market will be price sensitive as well as they will be fashion conscious.  Since we will be targeting teens and young adult females our prices will be set so as to appeal to our target group.

Patents and Trademarks

We currently have no patents or trademarks for our proposed products or brand name. However, The Untied States Patent and Trademark Office has registered a patent in the name of a third party in connection with a line of zipper bags. It may not be economically practicable or possible to determine in advance whether our future products will infringe the patent rights of such third party. As a result, from time to time, we may be forced to respond to intellectual property infringement claims. These claims, regardless of merit, could consume valuable management time, which could result in costly litigation and cause product shipment delays, all of which could materially adversely affect us.

In settling intellectual property claims, we may be required to enter into royalty or licensing agreements with the third party claiming infringement. These royalty or licensing agreements, if available, may not have terms acceptable to us. Any potential intellectual property litigation could force us to pay damages or obtain a license from the owner of the infringed patent to manufacture and sell the product, which license may not be available on reasonable terms.  If we were forced to take any of these actions, our business or results of operations could be adversely affected.

Research and Development Activities

Our officers and directors have devoted substantial time researching high quality materials and designs for our proposed line of zipper bags; however, we have not spent any funds on research and development activities to date.  We do not currently have a formal research and development program, and do not expect to have one unless and until we start generating revenues.

Governmental Regulations

We are subject to a variety of state laws and regulations relating to, among other things, advertising, pricing, charging and collecting state sales or use tax and product safety/restrictions.  We are subject to certain federal, state and local laws and regulations relating to the protection of the environment and human health and safety. We believe that we are in substantial compliance with the terms of environmental laws and that we have no liabilities under such laws that we expect to have a material adverse effect on our business, results of operations or financial condition.

 Employees

We have no employees other than our executive officers, who are also our directors.  All functions including development, strategy, negotiations and administration are currently being provided by our executive officers at rates described below in the Executive Compensation section of this prospectus.

DESCRIPTION OF PROPERTY

The Company executive offices are located at c/o Mr. Joseph Koegel, 300 Hempstead Avenue, West Hempstead, New York 11552, and are provided by an entity owned by two of the company's officers and directors, at a cost $1,000 per month, on a month to month basis. The Company believes that its current office space will be adequate for the foreseeable future.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future.  Declaration  or  payment  of  dividends,  if  any, in the future, will be at the discretion  of  our  Board  of  Directors  and  will  depend on our then current financial  condition,  results  of  operations,  capital  requirements and other factors  deemed  relevant  by  the  board  of  directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of July 14, 2008, there were 1,810,000 common shares issued and outstanding, which were held by 37 stockholders of record.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Entertainment Art, Inc., and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made.  We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are focused on the business of designing, marketing, selling the Entertainment Art fashionable line of zipper bags in the United States. Our products will appeal to teens and young adult females and we will aim to market our products to the large retail, medium and small regional retail operations and airport shops.  We will also engage in direct sales of our products through our website once it is developed, direct mail, mail order and syndication. With this in mind, we intend on using the proceeds from the sale of 610,000 shares of our common stock, which was offered in a private placement held from November 2007 through March 2008, which generated $61,000 in proceeds, to design and produce a prototype for each type of zipper bag in our initial product line. We do not believe that such funds will be sufficient to fund our operating expenses over the next twelve months.

Plan of Operation

Over the next twelve months, the Company intends to focus on the following activities:

•	the Company will locate and enter into agreements with one or more manufacturing companies to develop and produce the Entertainment Art line of zipper bags;

•
the Company will also locate and enter into agreements with distributors for the sale of its products to each of its market segments and with third party logistics providers to provide order fulfillment services; and

•	the Company will also locate and enter into an agreement with a web developer for the purpose of developing its website for direct sales to consumers.

The Company estimates that it will require an approximate minimum of $150,000 in the next 12 months to implement its activities.  Such funds will be needed for the following purposes:

Purpose	Amount
Web Site	$15,000
Marketing	$10,000
Travel	$5,000
Cost of operating as a public company	$50,000
Trade Show	$5,000
Inventory	$65,000
Total	$150,000

Liquidity and Capital Resources

As of March 31, 2008, the Company had a cash balance of $28,675. The Company does not believe that such funds will be sufficient to fund its expenses over the next twelve months.  The Company raised $61,000 in a private placement held from November 2007 through March 2008.  There can be no assurance that additional capital will be available to the Company. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Wolinetz Lafazan & Company, P.C. is our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Name and Business Address	Age	Position

Joseph Koegel	53	President and Director

Ian Beiss	43	Treasurer and Director

David Lubin	44	Secretary and Director

Joseph Koegel - Since January 2001, Mr. Mr Koegel has been the president of Collectible Sales, Inc. which is an independent manufacturer’s representative company, serving the major catalogs, syndicators and electronic media with various products including collectibles, health and beauty products, general merchandise and sports memorabilia.  Mr. Koegel is also the President of Kingwell Trading, LLC, which specializes in the marketing and sales of solar garden products and houseware items.

Ian Beiss – Since January 2003, Mr. Beiss has been the Vice President of Kingwell Trading, LLC, a company which specializes in the marketing and sales of solar garden products and houseware items.  From 2007 to 2008, Mr. Beiss served as the President of 4Blondies Inc. which also specializes in the sales of solar garden products and houseware items.

David Lubin has been the principal of David Lubin & Associates, PLLC since 2002. Mr. Lubin counsels clients in all aspects of corporate and securities laws matters. Mr. Lubin has a J.D. with honors from Brooklyn Law School and a M.B.A. from Baruch College.

There are no familial relationships among any of our officers or directors.  None of our directors or officers is a director in any other reporting companies.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years.  The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is Wolinetz Lafazan & Company, P.C. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

EXECUTIVE COMPENSATION

Since our incorporation on June 15, 2007, Joseph Koegel has been our President, Chief Executive Officer and a Director. We have no formal employment or consulting agreement with Mr. Koegel. Although Mr. Koegel received no compensation for his services as an officer and director to the Company, during the period from June 15, 2007 to March 31, 2008, our board of directors agreed to compensate Mr. Koegel in the amount of $5,000 in consideration for services rendered to the Company as a consultant.

Since our incorporation on June 15, 2007, Ian Beiss has been our Treasurer, Chief Financial Officer and a Director. We have no formal employment or consulting agreement with Mr. Beiss. Although Mr. Beiss received no compensation for his services as an officer and director to the Company, during the period from June 15, 2007 to March 31, 2008, our board of directors agreed to compensate Mr. Beiss in the amount of $5,000 in consideration for services rendered to the Company as a consultant.

Since our incorporation on June 15, 2007, David Lubin has been our Secretary and a Director. We have retained the services of the law firm of David Lubin & Associates, PLLC, where Mr. Lubin is the sole member, in connection with the preparation of the Registration Statement to which this prospectus forms a part. As of March 31, 2008, the Company owed the law firm of David Lubin & Associates, PLLC, a total of $10,000, of which the Company paid $5,000 on June 20, 2008.

Since our incorporation on June 15, 2007, no stock options or stock appreciation rights were granted to any of our directors or executive officers, none of our directors or executive officers exercised any stock options or stock appreciation rights, and none of them hold unexercised stock options.  We have no long-term incentive plans.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year(1) (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Joseph Koegel(2)	2008	0	0	0	0	0	0	5,000	5,000(3)
Ian Beiss(4)	2008	0	0	0	0	0	0	5,000	5,000(3)
David Lubin(5)	2008	0	0	0	0	0	0	10,000	10,000(6)

(1) Represents the period from June 15, 2007 (Inception) to March 31, 2008.

(2) Mr. Koegel has been serving as our President and Chief Executive Officer and a Director since our inception on June 15, 2007.

(3) Represents amounts paid in consideration for services rendered as a consultant to the Company.

(4) Mr. Beiss has been serving as our  Treasurer and Chief Financial Officer and a Director since our inception on June 15, 2007.

(5) Mr. Lubin has been serving as our Secretary and a Director since our inception on June 15, 2007.

(6) Represents fees paid to the law firm of David Lubin & Associates, PLLC in connection with start up organizational expenses, legal fees associated with the offering conducted November through March 2008 and the preperation of the registration statement contained in this prospectus.  As of the March 31, 2008, the Company owed the law firm of David Lubin & Associates, PLLC a total of $10,000, of which the Company paid $5,000 on June 20, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of July 14, 2008, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 1,810,000 shares of our common stock issued and outstanding as of July 14, 2008.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  Unless otherwise indicated, the address of each person listed is c/o Entertainment Art, Inc., c/o Mr. Joseph Koegel, 300 Hempstead Avenue, West Hempstead, New York 11552.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Mr. Joseph Koegel	Common	400,000	22.1%

Mr. Ian Beiss	Common	400,000	22.1%

Mr. David Lubin	Common	400,000	22.1%

Directors and Officers as a Group (3 persons)	Common	1,200,000	66.3%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 16, 2007, we issued 400,000 shares of our common stock to Mr. Joseph Koegel, our President and a director of the Company.  These shares were issued in exchange for $1,700. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Koegel is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

During the period from June 15, 2007 (inception) to March 31, 2008, our board of directors agreed to compensate Mr. Koegel in the amount of $5,000 in consideration for services rendered to the Company as a consultant.

On June 16, 2007, we issued 400,000 shares of our common stock to Mr. Ian Beiss, our treasurer and a director of the Company.  These shares were issued in exchange for $1,700. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Beiss is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

During the period from June 15, 2007 (inception) to March 31, 2008 , our board of directors agreed to compensate Mr. Beiss in the amount of $5,000 in consideration for services rendered to the Company as a consultant.

On June 16, 2007, we issued 400,000 shares of our common stock to Mr. David Lubin, our Secretary and a director of the Company.  These shares were issued in exchange for $1,700. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Lubin is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

We have retained the services of the law firm of David Lubin & Associates, PLLC, where Mr. Lubin is the sole member, in connection with the preparation of the Registration Statement relating the offering described in this prospectus.  As of March 31, 2008, the Company owed the law firm of David Lubin & Associates, PLLC, a total of $10,000, of which the Company paid $5,000 on June 20, 2008.  The Company also reimbursed the law firm of David Lubin & Associates, PLLC approximately $1,000 for expenses associated with start up organizational activities.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount

Accounting fees and expenses*	$10,000

SEC registration fee	$4.80

Legal fees and other expenses*	$21,000

Total	$31,004.80
*Estimated Expenses.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Wolinetz Lafazan & Company, P.C., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Entertainment Art, Inc.

We have audited the accompanying balance sheet of Entertainment Art, Inc. (a Development Stage Company) (“the Company”) as of March 31, 2008 and the related statements of operations, stockholders’ equity and cash flows for the period June 15, 2007 (inception) to March 31, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Also, an audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Entertainment Art, Inc. at March 31, 2008, and the results of its operations and its cash flows for the period June 15, 2007 (inception) to March 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred an operating loss for the period June 15, 2007 (inception) to March 31, 2008, has had no revenues and has not commenced planned principal operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
July 9, 2008

ENTERTAINMENT ART, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
MARCH 31, 2008

ASSETS

Current Assets:
Cash	$28,675
Prepaid Expenses	1,050

Total Current Assets	29,725

Deferred Offering Costs	8,000

Total Assets	$37,725

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable - Related Party	$10,000
Accrued Liabilities	1,000

Total Current Liabilities	11,000

Total Liabilities	11,000

Commitments and Contingencies

Stockholders’ Equity:
Preferred Stock, $.001 par value; 10,000,000 shares authorized, none issued and outstanding	-
Common Stock, $.001 par value; 100,000,000 shares authorized, 1,810,000 issued and outstanding	1,810
Additional Paid-In Capital	64,290
Deficit Accumulated During the Development Stage	(39,375)

Total Stockholders’ Equity	26,725

Total Liabilities and Stockholders’ Equity	$37,725

The accompanying notes are an integral part of these financial statements.

ENTERTAINMENT ART, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD JUNE 15, 2007 (INCEPTION) TO MARCH 31, 2008

Net Revenues		$-

Costs and Expenses:
Rent		10,000
Consulting Fees		9,000
Professional Fees		2,000
Other Selling, General and Administrative Expenses		18,375

Total Costs and Expenses		39,375

Net Loss	$	(39,375)

Basic and Diluted Loss Per Share	$	( .03)

Weighted Average Basic and Diluted Shares Outstanding		1,393,959

The accompanying notes are an integral part of these financial statements.

ENTERTAINMENT ART, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD JUNE 15, 2007 (INCEPTION) TO MARCH 31, 2008

	Common Stock		Additional	Deficit Accumulated During the
	Shares	Amount	Paid-In Capital	Development Stage	Total

Balance, June 15, 2007	-	$-	$-	$-	$-

Common Stock issued to Founders at .00425 per share, June 2007	1,200,000	1.200	3,900	-	5,100

Common Stock Issued to Private Investors at $.10 Per Share, November 2007 to March 2008	610,000	610	60,390	-	61,000

Net Loss for the period	-	-	-	(39,375)	(39,375)

Balance, March 31, 2008	1,810,000	$1,810	$64,290	$(39,375)	$26,725

The accompanying notes are an integral part of these financial statements.

ENTERTAINMENT ART, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD JUNE 15, 2007 (INCEPTION) TO MARCH 31, 2008

Cash Flows from Operating Activities:
Net Loss	$(39,375)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Increase in Prepaid Expenses	(1,050)
Increase in Accounts Payable - Related Party	2,000
Increase in Accrued Liabilities	1,000

Net Cash Used in Operating Activities	(37,425)

Cash Flows from Investing Activities:	-

Cash Flows from Financing Activities:
Proceeds from Sale of Common Stock	66,100

Net Cash Provided by Financing Activities	66,100

Increase in Cash	28,675

Cash - Beginning of Period	-

Cash - End of Period	$28,675

Supplemental Disclosures of Cash Flow Information:
Interest Paid	$-
Income Taxes Paid	$-

Supplemental Disclosure of Non-Cash Financing Activities:
Deferred Offering Costs	$8,000

The accompanying notes are an integral part of these financial statements.

ENTERTAINMENT ART, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -                      Summary of Significant Accounting Policies

Organization

Entertainment Art, Inc. (“the Company”) was incorporated on June 15, 2007 under the laws of the State of Nevada.  The Company has selected March 31 as its fiscal year.

            The Company has not yet generated revenues from planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7.  The Company is focused on designing, providing and selling a line of fashionable zip bags. There is no assurance, however, that the Company will achieve its objectives or goals.

Cash and Cash Equivalents

The Company considers all highly-liquid investments purchased with a maturity of three months or less to be cash equivalents.

Deferred Offering Costs

Deferred offering costs represents costs incurred in connection with a proposed initial public offering of the Company’s common stock.  Upon successful completion of such offering, the aggregate offering costs will be charged to additional paid-in capital.  In the event that the proposed offering is unsuccessful, the aggregate offering costs will be charged to operations in the appropriate period.

Revenue Recognition

The Company utilizes the accrual method of accounting.  For revenue from product sales, the Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB No. 104), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB No. 101).  SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowance, and other adjustments will be provided for in the same period the related sales are recorded.

Advertising Costs

Advertising costs will be charged to operations when incurred.  The Company did not incur any advertising costs during the period ended March 31, 2008.

Income Taxes

The Company accounts for income taxes using the asset and liability method described in SFAS No. 109, “Accounting For Income Taxes”, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.  A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ENTERTAINMENT ART, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -                      Summary of Significant Accounting Policies (Continued)

Loss Per Share

The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented.  Diluted loss per common share is the same as basic loss per common share as there are no potentially dilutive securities outstanding (options and warrants).

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying value of cash approximates fair value because of the immediate or short-term maturity of these financial instruments.

Research and Development

Research and development costs will be charged to expense as incurred.  The Company did not incur any research and development costs during the period ended March 31, 2008.

Recent Accounting Standards and Pronouncements

In July 2006 the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“Interpretation No. 48”).  Interpretation No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.”  Interpretation No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  Interpretation No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  Interpretation No. 48 is effective beginning January 1, 2007.  The Company believes that the adoption of Interpretation No. 48 will not have a material impact on its financial statements.

In September 2006 the FASB issued SFAS No. 157, "Fair Value Measurements", which defines fair value, establishes a framework for measuring fair value, and expands fair value disclosures.  The Standard does not require any new fair value measurements.  This standard is effective for fiscal years beginning after November 15, 2007.  The adoption of this new standard is not expected to have a material effect on the Company's financial position, results of operations or cash flows.

ENTERTAINMENT ART, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -                      Summary of Significant Accounting Policies (Continued)

Recent Accounting Standards and Pronouncements (Continued)
In December 2006 the FASB issued FSP EITF 00-19-2, "Accounting for Registration Payment Arrangements" ("FSP 00-19-2"), which addresses accounting for registration payment arrangements.  FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, "Accounting for Contingencies".  FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement.  For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years.  The Company does not expect the adoption of this standard will have a material impact on its financial position, results of operations or cash flows.

In June 2007 the FASB ratified the consensus in EITF Issue No. 07-3, "Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities"  (EITF 07-3), which requires that nonrefundable advance payments for goods or services will be used or rendered for future research and development (R&D) activities be deferred and amortized over the period that the goods are delivered or the related services are performed, subject to an assessment of recoverability.  EITF 07-3 will be effective for fiscal years beginning after December 15, 2007.  The Company does not expect that the adoption of EITF 07-3 will have a material impact on its financial position, results of operations or cash flows.

In December 2007 the FASB issued SFAS No. 141(R), "Business Combinations" ("SFAS No. 141(R)"), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination.  SFAS No. 141(R) is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008.  Earlier adoption is prohibited and the Company is currently evaluating the effect, if any, that the adoption will have on its financial position, results of operations or cash flows.

NOTE 2 -                      Going Concern

The Company is a development stage Company and has not commenced planned principal operations.  The Company had no revenues and incurred a net loss of $39,375 during the period June 15, 2007 (inception) to March 31, 2008.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources.  The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business.  Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

ENTERTAINMENT ART, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 -                      Going Concern (Continued)

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity or some combination thereof.  The Company currently plans to raise gross proceeds of approximately $60,000 through an offering of 600,000 shares of its common stock.  There can be no assurances that the Company will be able to raise such funds or any other additional funds it requires.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

                                 The Company sold 610,000 shares of common stock, from November 2007 through March 2008, to private investors for gross proceeds of $61,000.

NOTE 3 -                      Income Taxes

At March 31, 2008, the Company had available a net-operating loss carry-forward for Federal tax purposes of approximately $39,000, which may be applied against future taxable income, if any, through 2028.  Certain significant changes in ownership of the Company may restrict the future utilization of these tax loss carry-forwards.

At March 31, 2008, the Company has a deferred tax asset of approximately $13,000 representing the benefit of its net operating loss carry-forward.  The Company has not recognized the tax benefit because realization of the tax benefit is uncertain and thus a valuation allowance has been fully provided against the deferred tax asset.  The difference between the Federal Statutory Rate of 34% and the Company’s effective tax rate of 0% is due to an increase in the valuation allowance of approximately $13,000.

NOTE 4 -                      Common Stock

In June 2007 the Company issued 1,200,000 shares of common stock to its Founders for $5,100.

                                The Company sold 610,000 shares of common stock, from November 2007 through March 2008, to private investors at $.10 per share for gross proceeds of $61,000.

NOTE 5 -                      Preferred Stock

The Company’s Board of Directors may, without further action by the Company’s stockholders, from time to time, direct the issuance of any authorized but unissued or unreserved shares of preferred stock in series and at the time of issuance, determine the rights, preferences and limitations of each series.  The holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the common stock.  Furthermore, the board of directors could issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock.

ENTERTAINMENT ART, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 6 -                      Related Party Transactions

The Company paid approximately $35,000 to an entity owned by two of its officers' and directors.  Included in such payments was consulting fees and rent in the amount of $9,000 and $10,000, respectively.  The Company rents space from this entity on a month to month basis.

The Company paid a law firm owned by an officer and director approximately $1,000 for start-up organization expenses.

Accounts payable - related party represents legal fees owned to a law firm owned by an officer and director of the Company.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange Commission registration fee	$4.80
Legal fees and miscellaneous expenses (*)	$21,000
Accounting fees and expenses (*)	$10,000
Total (*)	$31,004.80

(*) Estimated.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit our directors' immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Nevada law; provided, however, that we may modify the extent of such indemnification by  individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in  connection  with any  proceeding, or part thereof, initiated by such person unless such indemnification:  (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On June 16, 2007, we issued 400,000 shares of our common stock to Mr. Joseph Koegel, our President and a director of the Company.  These shares were issued in exchange for $1,700. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Koegel is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On June 16, 2007, we issued 400,000 shares of our common stock to Mr. Ian Beiss, our treasurer and a director of the Company.  These shares were issued in exchange for $1,700. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Beiss is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On June 16, 2007, we issued 400,000 shares of our common stock to Mr. David Lubin, our Secretary and a director of the Company.  These shares were issued in exchange for $1,700. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Lubin is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

In November 2007 through March 2008, we issued 610,000 shares of common stock to 34 investors in a fully subscribed private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulations D and S.  The consideration paid for such shares was $0.10 per share, amounting in the aggregate to $61,000.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation of Registrant
3.2	By-Laws of Registrant
3.3	Form of Stock Certificate
5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered
10.1	Form of Regulation D Subscription Agreement
10.2	Form of Regulation S Subscription Agreement
23.1	Consent of Wolinetz, Lafazan & Company, P.C.
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley Stream, State of New York, on July 18, 2008.

ENTERTAINMENT ART, INC.
By: /s/ Joseph Koegel Name: Joseph Koegel Title: President and Director (Principal Executive Officer)
By: /s/ Ian Beiss Name: Ian Beiss Title: Treasurer and Director (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Koegel, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

July 18, 2008	/s/ Joseph Koegel	Joseph Koegel	President and Director
July 18, 2008	/s/ Ian Beiss	Ian Beiss	Treasurer, and Director
July 18, 2008	/s/ David Lubin	David Lubin	Secretary and Director